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                                                                  CONFORMED COPY

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                               WARRANT AGREEMENT

                                    between

                          SIRIUS SATELLITE RADIO INC.



                                      and

                    UNITED STATES TRUST COMPANY OF NEW YORK

                         Warrant Agent and Escrow Agent

                            Dated as of June 1, 2000





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

                                TABLE OF CONTENTS



                                                                                                      PAGE
                                                                                                      -----
ARTICLE I             Certain Definitions................................................................1
         SECTION 1.01.  Definitions......................................................................1

ARTICLE II            Original Issue of Warrants.........................................................7
         SECTION 2.01.  Form of Warrant Certificates.....................................................7
         SECTION 2.02.  Restrictive Legends..............................................................8
         SECTION 2.03.  Execution and Delivery of Warrant Certificates...................................8
         SECTION 2.04.  Loss or Mutilation...............................................................9
         SECTION 2.05.  CUSIP Number; Portal.............................................................9
         SECTION 2.06.  Certificated Warrants...........................................................10

ARTICLE III           Exercise Price; Exercise of Warrants..............................................10
         SECTION 3.01.  Exercise Price..................................................................10
         SECTION 3.02.  Exercise; Restrictions on Exercise..............................................12
         SECTION 3.03.  Method of Exercise..............................................................12
         SECTION 3.04.  Issuance of Warrant Shares......................................................13
         SECTION 3.05.  Fractional Warrant Shares.......................................................14
         SECTION 3.06.  Reservation of Warrant Shares...................................................14
         SECTION 3.07.  Escrow of Warrants..............................................................14
         SECTION 3.08.  Vesting of Warrants.............................................................15
         SECTION 3.09.  Compliance with Law.............................................................16

ARTICLE IV            Antidilution Provisions...........................................................16
         SECTION 4.01.  Changes in Common Stock.........................................................16
         SECTION 4.02.  Cash Dividends and Other Distributions..........................................17
         SECTION 4.03.  Issuance of Common Stock or Rights or Options...................................18
         SECTION 4.04.  Fundamental Transaction; Liquidation............................................19
         SECTION 4.05.  Other Events....................................................................20
         SECTION 4.06.  Superseding Adjustment..........................................................21
         SECTION 4.07.  Minimum Adjustment..............................................................21
         SECTION 4.08.  Notice of Adjustment............................................................22
         SECTION 4.09.  Notice of Certain Transactions..................................................22
         SECTION 4.10.  Adjustment to Warrant Certificate...............................................23

ARTICLE V             Warrant Transfer Books; Restrictions On Transfer..................................24
         SECTION 5.01.  Transfer and Exchange...........................................................24
         SECTION 5.02.  Registration; Registration of Transfer and Exchange.............................25
         SECTION 5.03.  Initial Certificated Warrants; Book-Entry Provisions
                        for the Global Warrants.........................................................26







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


         SECTION 5.04.  Surrender of Warrant Certificates...............................................27

ARTICLE VI            Registration Rights; Indemnification..............................................28
         SECTION 6.01.  Effectiveness of Registration Statements........................................28
         SECTION 6.02.  Suspension......................................................................31
         SECTION 6.03.  Liquidated Damages..............................................................31
         SECTION 6.04.  Piggy-Back Registration Rights..................................................31
         SECTION 6.05.  Blue Sky........................................................................32
         SECTION 6.06.  Accuracy of Disclosure..........................................................33
         SECTION 6.07.  Indemnification.................................................................33
         SECTION 6.08.  Additional Acts.................................................................37
         SECTION 6.09.  Expenses........................................................................37

ARTICLE VII           The Warrant and Escrow Agent......................................................38
         SECTION 7.01.  Duties and Liabilities..........................................................38
         SECTION 7.02.  Right To Consult Counsel........................................................40
         SECTION 7.03.  Compensation; Indemnification...................................................40
         SECTION 7.04.  No Restrictions on Actions......................................................41
         SECTION 7.05.  Discharge or Removal; Replacement Warrant Agent.................................41
         SECTION 7.06.  Successor Warrant Agent.........................................................42

ARTICLE VIII          Warrant Holders...................................................................42
         SECTION 8.01.  Warrant Holder Not Deemed a Holder
                        of Common Stock.................................................................43
         SECTION 8.02.  Right of Action.................................................................43

ARTICLE IX            Miscellaneous.....................................................................43
         SECTION 9.01.  Payment of Taxes................................................................43
         SECTION 9.02.  Reports to Holders..............................................................44
         SECTION 9.03.  Notices.........................................................................44
         SECTION 9.04.  Severability....................................................................44
         SECTION 9.05.  Binding Effect..................................................................44
         SECTION 9.06.  Third-Party Beneficiaries.......................................................45
         SECTION 9.07.  Amendments......................................................................45
         SECTION 9.08.  Headings........................................................................45
         SECTION 9.09.  GOVERNING LAW...................................................................45
         SECTION 9.10.  Counterparts....................................................................46



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


EXHIBIT A                          FORM OF WARRANT CERTIFICATE
EXHIBIT B                          FORM OF LEGEND FOR GLOBAL WARRANTS
EXHIBIT C                          FORM OF TRANSFER RESTRICTION LEGEND
EXHIBIT D                          FORM OF ACCREDITED INVESTOR CERTIFICATE TRANSFEREE
           LETTER OF REPRESENTATION


                                       iii















                  WARRANT AGREEMENT (this "Agreement") dated as of June 1, 2000, between SIRIUS SATELLITE RADIO INC. (the "Company"), a Delaware corporation, and
UNITED STATES TRUST COMPANY OF NEW YORK, as Warrant Agent and Escrow Agent (the
"Warrant Agent").

                  Pursuant to the terms of a Senior Secured Credit Facility Fee
Letter, dated May 4, 2000 (the "Letter Agreement"), among the Company and Lehman
Brothers Inc. ("LBI") and Lehman Commercial Paper Inc. ("LCPI") (together with
LBI, "Lehman Brothers"), the Company has agreed to issue and deposit into escrow warrants (each, a "Warrant," which term shall include warrants issued upon transfer, division or combination of, or in substitution for, any Warrant), entitling the holders thereof to purchase shares of Common Stock, par value
$.001 per share, of the Company ("Common Stock"). One half of the Warrants shall be designated First Tranche Warrants (as defined herein) and one half shall be designated Second Tranche Warrants (as defined herein). First Tranche Warrants and Second Tranche Warrants shall be identical in all respects other than exercise price and vesting dates.

                  The Company desires to establish an escrow account with the Warrant Agent into which the Company shall deposit the Warrants and the Warrant
Agent is willing to accept the Warrants in accordance with the terms of this Agreement and to hold them in escrow until such time as the Warrants are released in accordance with Sections 3.07 and 3.08 hereof.

                  In consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company and the Warrant Agent, the Company and the Warrant Agent each hereby agree as follows for the benefit of the other party and for the equal and ratable benefit of the holders of Warrants (the
"Holders"):

                                    ARTICLE I

                               Certain Definitions

                  SECTION 1.01. Definitions. (a) As used in this Agreement, the following terms shall have the following meanings:

                  "Affiliate" means, with respect to any specified Person, (1) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (2) any other
Person that owns, directly or indirectly, 25% or more of such specified Person's
Voting Stock or any executive officer or director of any such specified Person or other Person or, with respect to any natural Person, any Person having a relationship with such Person







                                       1











by blood, marriage or adoption not more remote than first cousin. For the purposes of this definition, "control", when used with respect to any specified
Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

                  "Business Day" means any day which is not a Saturday, a Sunday, or any other day on which banking institutions in New York City are not required to be open.

                  "By-laws" means the by-laws of the Company, as the same may be amended or restated from time to time.

                  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

                  "Cashless Exercise Ratio" means a fraction, the numerator of which is the excess of the Current Market Value per share of Common Stock on the Exercise Date over the Exercise Price per share as of the Exercise Date and the denominator of which is the Current Market Value per share of the Common Stock on the Exercise Date.

                  "Commission" means the Securities and Exchange Commission.

                  "Commitment" has the meaning ascribed to such term in the Term
Loan Agreement.

                  "Commitment Period" has the meaning ascribed to such term in the Term Loan Agreement.

                  "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman, its Chief Executive
Officer, its President, any Vice President, its Treasurer or an Assistant
Treasurer, and delivered to the Warrant Agent.

                  "Current Market Value" per share of Common Stock of the Company or any other security at any date means (1) if the security is not




                                       2











registered under the Exchange Act, (a) the value of the security, determined in good faith by the Board of Directors and certified in a board resolution, based on the most recently completed arms-length transaction between the Company and a Person other than an Affiliate of the Company and the closing of which occurs on such date or shall have occurred within the six-month period preceding such date, or (b) if no such transaction shall have occurred on such date or within such six-month period, the fair market value of the security as determined by a nationally or regionally recognized independent financial expert (provided that, in the case of the calculation of Current Market Value for determining the cash value of fractional shares, any such determination within six months that is, in the good faith judgment of the Board of Directors, a reasonable determination of value, may be utilized) or (2) if the security is registered under the Exchange
Act, (a) the average of the daily closing sales prices of the securities for the 20 consecutive trading days immediately preceding such date, or (b) if the securities have been registered under the Exchange Act for less than 20 consecutive trading days before such date, then the average of the daily closing sales prices for all of the trading days before such date for which closing sales prices are available, in the case of each of (2)(a) and (2)(b), as certified to the Warrant Agent by the President, any Vice President or the Chief
Financial Officer of the Company. The closing sales price for each such trading day shall be: (A) in the case of a security listed or admitted to trading on any United States national securities exchange or quotation system, the closing sales price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day; (B) in the case of a security not then listed or admitted to trading on any national securities exchange or quotation system, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company;
(C) in the case of a security not then listed or admitted to trading on any national securities exchange or quotation system and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City and State of New York, customarily published on each Business
Day, designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 30 days prior to the date in question) for which prices have been so reported; and (D) if there are not bid and asked prices reported during the 30 days prior to the date in question, the Current
Market Value shall be determined as if the securities were not registered under the Exchange Act.

                  "DTC" means The Depository Trust Company, its nominees and their respective successors.




                                       3









                  "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

                  "Exercisability Date" of any Warrant means the date which is the applicable Vesting Date.

                  "Exercise Price" means the First Tranche Exercise Price in the case of the First Tranche Warrants and the Second Tranche Exercise Price in the case of the Second Tranche Warrants, in each case subject to adjustment pursuant to the terms of this Agreement.

                  "Expiration Date" of any Warrant means the tenth anniversary of the Vesting Date for such Warrant.

                  "Extended Commitment Termination Date" has the meaning ascribed to such term in the Term Loan Agreement.

                  "Extraordinary Cash Dividend" means that portion, if any, of the aggregate amount of all dividends paid by the Company on the Common Stock in any fiscal year that exceeds $15 million.

                  "First Tranche Warrants" means the five hundred and twenty five thousand (525,000) Warrants which have an exercise price equal to the First
Tranche Exercise Price (as defined herein).

                  "Fundamental Transaction" means any transaction or series of related transactions by which the Company consolidates with or merges with or into any other Person or sells, assigns, transfers, leases, conveys or otherwise disposes of all or substantially all of its properties and assets to another
Person or group of affiliated Persons or is a party to a merger or binding share exchange which reclassifies or changes its outstanding Common Stock; provided, however, that the Company may effect any of such transactions with a wholly-owned subsidiary where after such transaction the Company or, in the event the Company is not the surviving entity, the surviving entity has a consolidated net worth which is no less than the consolidated net worth of the Company prior to such transaction.

                  "Initial Commitment Termination Date" has the meaning ascribed to such term in the Term Loan Agreement.

                  "Issue Date" means the date on which the Warrants are originally issued.

                  "Loans" has the meaning ascribed to such term in the Term Loan
Agreement.








                                       4











                  "Optional Term Loan Commitment" has the meaning ascribed to such term in the Term Loan Agreement.

                  "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the payment of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Registration Statements" means the collective reference to the Warrant Shelf Registration Statement, the Warrant Share Shelf Registration
Statement and the Resale Shelf Registration Statement and any amendments or supplements thereto.

                  "Rule 144A" means Rule 144A under the Securities Act.

                  "Second Tranche Warrants" means the five hundred and twenty five thousand (525,000) Warrants which have an exercise price equal to the Second Tranche Exercise Price (as defined herein).

                  "Securities" means the Warrants and the Warrant Shares.

                  "Securities Act" means the United States Securities Act of
1933.

                  "Term Loan Agreement" means the Term Loan Agreement, dated as of the date of this Agreement, among the Company, as borrower, the several lenders from time to time parties thereto, LBI, as arranger, and LCPI, as syndication agent and administrative agent, as amended, supplemented or otherwise modified from time to time.

                  "Transfer Restricted Securities" means the Warrants and the Common Stock which may be issued to Holders upon exercise of the Warrants, whether or not such exercise has been effected. Each such security shall cease to be a Transfer Restricted Security when (i) it has been disposed of pursuant to a registration statement of the Company filed with the Commission and declared effective by the Commission that covers the disposition of such Transfer Restricted






                                       5










Security, (ii) it has been distributed pursuant to Rule 144 promulgated under the Securities Act (or any similar provisions under the Securities Act then in effect) or (iii) it may be resold without registration under the Securities Act, whether pursuant to Rule 144(k) under the Securities Act or otherwise.

                  "Voting Stock" means, with respect to any Person, any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).


                  "Warrant Shares" mean the shares of Common Stock for which the Warrants are exercisable or which have been issued upon exercise of Warrants.

                  (b) Each of the following terms is defined in the Section set forth opposite such term:



Term                                                              Section
----                                                              --------

Agent Members                                                     5.03(a)
Agreement                                                         Preamble
Cashless Exercise                                                 3.03
Certificated Warrants                                             2.03
Common Stock                                                      Recitals
Company                                                           Preamble
Escrow Account                                                    3.07
First Tranche Exercise Price                                      3.01
Global Warrant                                                    2.03
Holders                                                           Recitals
Indemnified Parties                                               6.07(a)
LBI                                                               Recitals
LCPI                                                              Recitals
Letter Agreement                                                  Recitals
Lehman Brothers                                                   Recitals
Managing Underwriter                                              6.02(a)
Portal                                                            2.05
Registration Default                                              6.03
Requesting Holders                                                6.02(a)
Resale Shelf Registration Statement                               6.01
Second Tranche Exercise Price                                     3.01
Stock Transfer Agent                                              3.04
Successor Company                                                 4.04(a)


Supplemental Warrant Agreement                                    4.04(a)
Vesting Date                                                      3.08
Warrant                                                           Recitals
Warrant Agent                                                     Preamble
Warrant Certificates                                              2.01
Warrant Register                                                  5.01
Warrant Share Shelf Registration Statement                        6.01
Warrant Shelf Registration Statement                              6.01



                                   ARTICLE II

                           Original Issue of Warrants

                  SECTION 2.01. Form of Warrant Certificates. Certificates representing the Warrants (the "Warrant Certificates") shall be in registered form only and substantially in the form attached hereto as Exhibit A. The Warrant Certificates shall be dated the date on which they are countersigned by the Warrant Agent and shall have such insertions as are appropriate or required or permitted by this Agreement and may have such letters, numbers or other marks of identification and such legends and endorsements typed, stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation pursuant thereto, or to conform to usage.

                  The terms and provisions contained in the form of Warrant Certificate annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Agreement.

                  The definitive Warrant Certificates shall be typed, printed, lithographed or engraved or produced by any combination of these methods, all as determined by the officer of the Company executing such Warrant Certificates, as evidenced by such officer's execution of such Warrant Certificates.

                  Pending the preparation of definitive Warrant Certificates, temporary Warrant Certificates may be issued, which may be printed, lithographed, typewritten, mimeographed or otherwise produced, and which will be substantially of the tenor of the definitive Warrant Certificates in lieu of which they are issued.

                  If temporary Warrant Certificates are issued, the Company will cause definitive Warrant Certificates to be prepared without unreasonable delay.

After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates to the Warrant Agent, without charge to the Holder. Until so exchanged the temporary Warrant Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Warrant Certificates.

                  SECTION 2.02. Restrictive Legends. (a) Each Global Warrant shall bear the legend set forth in Exhibit B on the face thereof.

                  (b) Warrants offered and sold to a QIB in reliance on Rule 144A or to an institutional "accredited investor" as defined in Rule 501(a) (1),
(2), (3) or (7) under the Securities Act shall bear the restricted securities legend set forth in Exhibit C on the face thereof.

                  (c) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Warrant) pursuant to Rule 144 under the Securities Act the Warrant Agent shall permit the Holder thereof to exchange such Transfer Restricted Security for a Certificated Warrant that does not bear the legend set forth in Exhibit C and rescind any restriction on the transfer of such Transfer Restricted Security.

                  (d) After a transfer of any Warrants during the period of the effectiveness of and pursuant to a Registration Statement with respect to such Warrants, the requirement pertaining to the legend set forth in Exhibit C on such Warrant will cease to apply.

                  SECTION 2.03. Execution and Delivery of Warrant Certificates. Warrant Certificates evidencing Warrants to purchase an aggregate of one million and fifty thousand (1,050,000) shares of Common Stock shall be executed, on the Issue Date, by the Company and delivered to the Warrant Agent for countersignature, and the Warrant Agent shall thereupon countersign such Warrant Certificates and deposit such Warrant Certificates in the Escrow Account in accordance with Section 3.07 of this Agreement. The Warrant Agent is hereby authorized to countersign and deliver Warrant Certificates as required by this
Section 2.03 or by Section 2.04, 2.06, 3.03 or 5.03 of this Agreement.

                  The Warrant Certificates shall be executed on behalf of the Company by its Chief Executive Officer, President or any Vice President, either manually or by facsimile signature printed thereon. The Warrant Certificates shall be countersigned manually by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company whose signature shall have been placed upon any of the Warrant Certificates shall cease to be such officer of the Company before countersignature by the Warrant Agent and issuance and delivery thereof, such Warrant Certificates may, nevertheless, be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though such person had not ceased to be such officer of the Company.

                  To the extent provided in Section 5.03(a), each tranche of Warrants shall be issued in the form of one or more permanent global Warrant Certificates in definitive, fully registered form, substantially in the form set forth in Exhibit A (each a "Global Warrant"), deposited with the Warrant Agent (subject to the provisions of Section 5.02 herein), which shall act as custodian for DTC, duly executed by the Company and countersigned by the Warrant Agent as hereinafter provided. The number of Warrants represented by the Global Warrant may from time to time be increased or decreased by adjustments made on the records of the Warrant Agent and DTC or its nominee as hereinafter provided. Pursuant to Section 5.03, interests in the Global Warrant may be converted into or exchanged for one or more Warrant Certificates in definitive, fully registered form, substantially in the form set forth in Exhibit A ("Certificated Warrants").

                  SECTION 2.04. Loss or Mutilation. Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them, in their reasonable discretion, of the ownership and the loss, theft, destruction or mutilation of any Warrant Certificate and of indemnity satisfactory to them and (in the case of mutilation) upon surrender and cancelation thereof, then, in the absence of notice to the Company or the Warrant Agent that the Warrants represented thereby have been acquired by a bona fide purchaser, the Company shall execute and the Warrant Agent shall countersign and deliver to the registered Holder of the lost, stolen, destroyed or mutilated Warrant Certificate, in exchange for or in lieu thereof, a new Warrant Certificate of the same tenor and for a like aggregate number of Warrants. Upon the issuance of any new Warrant Certificate under this Section 2.04, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses (including the reasonable fees and expenses of the Warrant Agent and of counsel to the Company) in connection therewith. Every new Warrant Certificate executed and delivered pursuant to this Section 2.04 in lieu of any lost, stolen or destroyed Warrant Certificate shall constitute a contractual obligation of the Company, whether or not the allegedly lost, stolen or destroyed Warrant Certificates shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section 2.04 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, lost, stolen, or destroyed Warrant Certificates.

                  SECTION 2.05. CUSIP Number; Portal. The Company in issuing the Warrants may use a "CUSIP" number(s), and if so, the Warrant Agent shall use the CUSIP number(s) in notices as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number(s) printed in the notice or on the Warrants, and that reliance may be placed only on the other identification numbers printed on the Warrants. In addition, the Company shall arrange for the Warrants to be designated Private Offerings, Resales and Trading through Automatic Linkages ("Portal") Market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers Inc. relating to trading in the Portal Market and for the Warrants to be eligible for clearance and settlement through DTC.

                  SECTION 2.06. Certificated Warrants. If DTC is at any time unwilling or unable to continue as a depository for a Global Warrant and a successor depository is not appointed by the Company within 90 days or if so requested by any Holder of at least 10,000 Warrants, the Company will issue Certificated Warrants in exchange for such Global Warrant (to the extent so requested in the case of a request by such a Holder). In connection with the execution and delivery of such Certificated Warrants, the Warrant Agent shall, upon receipt of the order and at the direction of the Company, reflect on its books and records a decrease in the principal amount of the relevant Global Warrant equal to the number of such Certificated Warrants and the Company shall execute and the Warrant Agent shall countersign and deliver one or more Certificated Warrants in an equal aggregate number.

                                   ARTICLE III

                      Exercise Price; Exercise of Warrants

                  SECTION 3.01. Exercise Price. (a) On or after the Vesting Date each Warrant shall, when the certificate therefor is countersigned by the Warrant Agent, entitle the Holder thereof, subject to and upon compliance with the provisions of this Agreement, to purchase one (1) share of Common Stock, subject to adjustment pursuant to the terms of this Agreement.

                  (b) The exercise price (the "First Tranche Exercise Price") of each of the First Tranche Warrants is $44.46 per share of Common Stock, subject to adjustments pursuant to the terms of this Agreement.

                  (c) The exercise price (the "Second Tranche Exercise Price") of each of the Second Tranche Warrants shall be determined on and as of the earliest to occur of:

                                    (i) the date that is 20 trading days after
         the date on which the Company takes title to a second satellite pursuant to the Company's agreement with Space Systems/Loral, Inc. regarding delivery of satellites, in which event the exercise price of such Second Tranche Warrants shall be equal to 110% of the Current Market Value at such date;

                                    (ii) the satisfaction of, or the waiver by
         LCPI of, the conditions precedent to the borrowing by the Company under the Term Loan Agreement and the making available by LCPI to the Company of the amount to be borrowed under the Term Loan Agreement, whether or not the Company actually borrows under the Term Loan Agreement, in which event the exercise price of such Second Tranche Warrants shall be equal to 110% of the Current Market Value at the date of such satisfaction or waiver, as applicable, provided, however, that in the event that LCPI desires to waive any such conditions precedent to borrowing, LCPI will give the Company 20 days' prior written notice before making such waiver and in no event will LCPI give such notice prior to September 30, 2000; and

                                    (iii) the termination by the Company of the
         commitment of LCPI under the Term Loan Agreement on or prior to the Initial Commitment Termination Date or Extended Commitment Termination Date, as the case may be, in which event the exercise price of such Second Tranche Warrants shall be equal to 110% of the Current Market Value at the date of such termination;

provided, however, that if such exercise price, as determined in accordance with clause (i), (ii), or (iii) (the "Formula Price"), is less than 110% of the closing sales price of the Common Stock of the Company on the date hereof (the "144A Price"), then Lehman shall be able to select at its option the Second Tranche Exercise Price to be either the Formula Price or the 144A Price. In the event that Lehman selects the Formula Price and it is less than the 144A Price, then the Second Tranche Warrants will be evidenced only by Certificated Warrants. The Second Tranche Exercise Price will be subject to adjustment pursuant to the terms of this Agreement.

                  (d) Within ten Business Days of the date on which the Second Tranche Exercise Price becomes determinable, the Company shall deliver to the Warrant Agent a certificate of a firm of independent accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) setting forth, in reasonable detail, the calculation of the Second Tranche Exercise Price (including a description of the basis on which the Current Market

Value of the Common Stock was determined, if such determination was required). The Company shall promptly cause the Warrant Agent, at the Company's expense, to mail a copy of such certificate to each Holder in accordance with Section 9.03. The Warrant Agent shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time, to any Holder desiring an inspection thereof during reasonable business hours. Without limiting the foregoing, the Warrant Agent shall not at any time be under any duty or responsibility to any Holder to review such certificate, determine whether such certificate complies with this Section 3.01, determine whether the Second Tranche Exercise Price can be determined or determine such price.

                  SECTION 3.02. Exercise; Restrictions on Exercise. Subject to the terms and conditions set forth herein, including without limitation Section 3.09, the Warrants shall be exercisable on any Business Day on or after the Exercisability Date. Any Warrants not exercised by 5:00 p.m., New York City time, on the relevant Expiration Date shall expire and all rights of the Holders of such Warrants shall terminate.

                  SECTION 3.03. Method of Exercise. Warrants may be exercised only in whole upon (i) surrender to the Warrant Agent at the office of the Warrant Agent of the related Warrant Certificate, together with the form of election attached thereto to purchase Common Stock on the reverse thereof duly filled in and signed by the Holder thereof and (ii) payment to the Warrant Agent, for the account of the Company, of the Exercise Price for each Warrant Share or other security issuable upon the exercise of such Warrants then exercised. Such payment shall be made (i) in cash or by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose or (ii) to the extent the Company would be permitted to repurchase the requisite number of its Warrant Shares at such time under applicable law, without the payment of cash, by reducing the number of shares of Common Stock obtainable upon the exercise of a Warrant and payment of the Exercise Price in cash so as to yield a number of shares of Common Stock upon the exercise of such Warrant equal to the product of
(a) the number of shares of Common Stock issuable as of the Exercise Date upon the exercise of such Warrant (if payment of the Exercise Price were being made in cash) and (b) the Cashless Exercise Ratio or (iii) any combination of (i) or
(ii) above; provided, that in the case of payment made pursuant to (ii) or
(iii), the Company shall calculate the number of shares of Common Stock to which such Holder is entitled, and shall inform the Warrant Agent in writing of such number. An exercise of a Warrant in accordance with clause (ii) of the immediately preceding sentence is herein called a "Cashless Exercise". Upon surrender of a Warrant Certificate representing more than one Warrant in connection with the holder's option to elect a Cashless Exercise, the number of shares of Common Stock deliverable upon a Cashless Exercise shall be equal to the number of shares of Common Stock issuable upon the exercise of Warrants that the holder specifies are to be exercised pursuant to a Cashless Exercise multiplied by the Cashless Exercise Ratio. All provisions of this Agreement shall be applicable with respect to a surrender of a Warrant Certificate pursuant to a Cashless Exercise for less than the full number of Warrants represented thereby. In the event that a Warrant Certificate is surrendered for exercise of less than all the Warrants represented by such Warrant Certificate at any time prior to the Expiration Date, a new Warrant Certificate representing the remaining Warrants shall be issued. The Warrant Agent shall countersign and deliver the required new Warrant Certificates, and the Company, at the Warrant Agent's request, shall supply the Warrant Agent with Warrant Certificates duly signed on behalf of the Company for such purpose. Upon the request of the Company, the Warrant Agent shall provide to the Company information with respect to (x) the total number of Warrants which have been exercised as of the date of such request and (y) the total amount of funds which have been received pursuant to the exercise of such Warrants as of the date of such request.

                  SECTION 3.04. Issuance of Warrant Shares. Upon the surrender of Warrant Certificates and payment of the per share Exercise Price, as set forth in Section 3.03, the Company shall issue and cause the Warrant Agent or, if appointed, a transfer agent for the Common Stock ("Stock Transfer Agent") to countersign and deliver to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants or other securities or property to which it is entitled, registered or otherwise, to the Person or Persons entitled to receive the same (including any depositary institution so designated by a Holder), together with cash as provided in
Section 3.05 in respect of any fractional Warrant Shares otherwise issuable upon such exercise (but only to the extent permitted by applicable law and the instruments and agreements governing the indebtedness of the Company and its subsidiaries at such time and if the payment of cash is not so permitted, the Company shall issue Warrant Shares in an amount equal to the next highest whole number). Such certificate or certificates shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrant Certificates and payment of the per share Exercise Price, as aforesaid; provided, however, that if, at such date, the transfer books for the Warrant Shares shall be closed, the certificates for the Warrant Shares in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened and until such date the Company shall be under no duty to deliver any certificates for such Warrant Shares; provided further, however, that such transfer books, unless otherwise required by law, shall not be closed at any one time for a period longer than 20 calendar days and shall not be closed without 10 days prior written notice to the Holders.

                  SECTION 3.05. Fractional Warrant Shares. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be exercised in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of Warrant Shares which may be purchasable pursuant thereto. If any fraction of a Warrant Share would, except for the provisions of this Section 3.05, be issuable upon the exercise of any Warrant, the Company shall pay an amount in cash equal to the Current Market Value per Warrant Share, as determined on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction, computed to the nearest whole cent (but only to the extent permitted by applicable law and the instruments and agreements governing the indebtedness of the Company and its subsidiaries at such time and if the payment of cash is not so permitted, the Company shall issue Warrant Shares in an amount equal to the next highest whole number).

                  SECTION 3.06. Reservation of Warrant Shares. The Company shall at all times keep reserved out of its authorized shares of Common Stock a number of shares of Common Stock sufficient to provide for the exercise of all outstanding Warrants. The registrar for the Common Stock shall at all times until the Expiration Date reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Stock Transfer Agent. The Company will supply such Stock Transfer Agent with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash which may be payable as provided in
Section 3.05. The Company will furnish to such Stock Transfer Agent a copy of all notices of adjustments (and certificates related thereto) transmitted to each Holder.

                  Before taking any action which would cause an adjustment pursuant to Article IV to reduce the Exercise Price below the then par value (if any) of the Common Stock, the Company shall take any and all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at the Exercise Price as so adjusted.

                  The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants shall, upon issue, be fully paid, nonassessable, free of preemptive rights, free from all taxes and free from all liens, charges and security interests with respect to the issue thereof.

                  SECTION 3.07. Escrow of Warrants. (a) The Company shall promptly deliver to the Warrant Agent for deposit into an escrow account, which the Warrant Agent shall establish specifically for the purpose of complying with this Agreement (the "Escrow Account"), the First Tranche Warrants and the Second Tranche Warrants.

                  (b) The Warrant Agent shall release Warrants from the Escrow Account only on or after the Vesting Date for such Warrants as provided in
Section 3.08 of this Agreement. Warrants so released from the Escrow Account shall be delivered by the Warrant Agent in accordance with a written direction from LBI to the Warrant Agent. For purposes of determining the Vesting Dates of the Warrants, the Warrant Agent may rely on certificates signed by an officer of LBI, who is a managing director or officer senior thereto, and by an officer of the Company eligible to sign a Company Request.

                  SECTION 3.08. Vesting of Warrants. (a) The Warrants shall be released from escrow and absolute ownership thereof shall be vested in LCPI as follows (the date on which any Warrants are released is referred to as the "Vesting Date" for such Warrants):

                                    (i) 100% of the Warrants held in escrow
         (other than the First Tranche Warrants if previously released pursuant to clause (ii) below) shall be so released and shall vest on the earliest to occur of (A) the satisfaction of, or the waiver by LCPI of, the conditions precedent to the borrowing by the Company under the Term Loan Agreement and the making available by LCPI of the Loans, whether or not the Company actually borrows under the Term Loan Agreement, provided, however, that in the event that LCPI desires to waive any such conditions precedent to borrowing, LCPI shall give the Company 20 days' prior written notice before making such waiver and in no event shall LCPI give such notice prior to September 30, 2000, and (B) if the Company elects to extend the Commitment in accordance with the terms of the Term Loan Agreement, the termination by the Company of the Commitment under the Term Loan Agreement on or prior to the Extended Commitment Termination Date;

                                    (ii) if the Company elects to extend the end
         of the Commitment Period to the Extended Commitment Termination Date in accordance with the terms of the Term Loan Agreement, the First Tranche Warrants shall be so released and shall vest on the date of the Company's election to so extend the Commitment; and

                                    (iii) if the Company terminates the
         Commitment on or prior to the Initial Commitment Termination Date, all of the First Tranche Warrants and 33-1/3% of the Second Tranche Warrants shall be so released and shall vest on the date of such termination and the remaining 66-2/3% of the Second Tranche Warrants which do not vest pursuant to this clause (iii) shall be promptly released to the Company for cancellation.

                  SECTION 3.09. Compliance with Law. (a) Notwithstanding anything in this Agreement to the contrary, in no event shall a Holder be entitled to exercise a Warrant unless (i) a registration statement filed under the Securities Act in respect of the issuance of the Warrant Shares upon exercise is then effective or (ii) (A) the Company has received the opinion of counsel to the Holder (in form and substance satisfactory to the Company) addressed to the Company and the Warrant Agent to the effect that the issuance of the shares of Common Stock upon the exercise of such Warrants is exempt from the registration requirements of the Securities Act and (B) there is sufficient information for the Company to conclude that such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such Holder resides. The Company shall use commercially reasonable efforts to cause the Warrant Shares issued upon exercise to be qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such Holder resides; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.09 or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

                  (b) If any shares of Common Stock required to be reserved for purposes of the exercise of Warrants require, under any other Federal or state law or applicable governing rule or regulation of any national securities exchange, registration with or approval of any governmental authority, or listing on any such national securities exchange or quotation system before such shares may be issued upon exercise, the Company will cause such shares to be duly registered or approved by such governmental authority or listed on the relevant national securities exchange or quotation system, as the case may be.


                                   ARTICLE IV

                             Antidilution Provisions

                  SECTION 4.01. Changes in Common Stock. In the event that at any time and from time to time the Company shall (i) pay a dividend or make a distribution on Common Stock in shares of Common Stock or other shares of Capital Stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) increase or decrease the number of shares of Common Stock outstanding by reclassification of its Common Stock, then the number of shares of Common Stock issuable upon exercise of each Warrant immediately after the happening of such event shall be adjusted so that, after giving effect to such adjustment, the Holder of each Warrant shall be entitled to receive the number of shares of Common Stock upon exercise of such Warrant that such Holder would have owned or have been entitled to receive had such Warrants been exercised immediately prior to the happening of the events described above (or, in the case of a dividend or distribution of Common Stock, immediately prior to the record date there for), and the Exercise Price shall be adjusted to the price (calculated to the nearest 100th of one cent) determined by multiplying the Exercise Price immediately prior to such event by a fraction, the numerator of which shall be the number of Warrant Shares purchasable with one Warrant immediately prior to such event and the denominator of which shall be the number of Warrant Shares purchasable with one Warrant after the adjustment referred to above. An adjustment made pursuant to this Section 4.01 shall become effective immediately after the distribution date, retroactive to the record date therefor in the case of a dividend or distribution in shares of Common Stock or other shares of Capital Stock, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

                  SECTION 4.02. Cash Dividends and Other Distributions. In the event that at any time and from time to time the Company shall distribute to all holders of Common Stock (i) any dividend or other distribution (including any dividend or distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of cash, evidences of its indebtedness, shares of its Capital Stock or any other properties or securities or (ii) any options, warrants or other rights to subscribe for or purchase any of the foregoing (other than, in the case of clause (i) and (ii) above, (A) any dividend or distribution described in Section 4.01, (B) any rights, options, warrants or securities described in Section 4.03 or Section 4.04 and (C) any cash dividends or other cash distributions from current or retained earnings other than Extraordinary Cash Dividends), then the number of shares of Common Stock issuable upon the exercise of each Warrant immediately prior to such record date for any such dividend or distribution shall be increased to a number determined by multiplying the number of shares of Common Stock issuable upon the exercise of such Warrant immediately prior to such record date for any such dividend or distribution by a fraction, the numerator of which shall be the Current Market Value per share of Common Stock on the record date for such dividend or distribution, and the denominator of which shall be such Current Market Value per share of Common Stock less the sum of (x) the amount of cash, if any, distributed per share of Common Stock and (y) the then fair value (as determined in good faith by the Board of Directors, whose determination shall be evidenced by a board resolution filed with the Warrant Agent, a copy of which will be sent to Holders upon request) of the portion, if any, of the distribution applicable to one share of Common Stock consisting of evidences of indebtedness, shares of stock, securities, other property, warrants, options or subscription or purchase rights; and, subject to Section 4.08, the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such record date by the above fraction. Such adjustments shall be made, and shall only become effective, whenever any dividend or distribution is made; provided, however, that the Company is not required to make an adjustment pursuant to this Section
4.02 if at the time of such distribution the Company makes the same distribution to Holders of Warrants as it makes to holders of Common Stock pro rata based on the number of shares of Common Stock for which such Warrants are exercisable (whether or not currently exercisable). No adjustment shall be made pursuant to this Section 4.02 which shall have the effect of decreasing the number of shares of Common Stock issuable upon exercise of each Warrant or increasing the Exercise Price.

                  SECTION 4.03. Issuance of Common Stock or Rights or Options. In the event that at any time or from time to time the Company shall issue shares of Common Stock or rights, options or warrants or securities convertible or exchangeable into Common Stock, other than in a bona fide underwritten public offering by or through a syndicate managed by an investment bank of national or regional standing, for a consideration per share (which, in the case of convertible, exchangeable or exercisable securities shall be the amount received by the Company in consideration for the sale and issuance of such convertible, exchangeable or exercisable securities plus the minimum aggregate amount of additional consideration payable to the Company upon conversion, exchange or exercise thereof (as determined in good faith by the Board of Directors, whose determination shall be evidenced by a board resolution filed with the Warrant Agent, a copy of which will be sent to Holders upon request), provided, however, that the value attributable to such convertible, exchangeable or exercisable securities when issued as part of a unit with debt or other obligations of the Company shall be excluded to the extent it is a result of calculating the discount applicable to such debt or other obligations of the Company under generally accepted accounting principles) that is less than the lesser of (a) the Current Market Value per share of Common Stock as of the date the Company agrees in writing to issue such shares and (b) the closing price per share of Common Stock as of the date the Company agrees in writing to issue such shares, or entitling the holders of rights, options, warrants or securities not originally issued in connection with an underwritten public offering to subscribe for or purchase shares of Common Stock at a price that is equal to the lesser of (a) the Current Market Value per share of Common Stock as of the date the Company agrees in writing to issue such rights, options, warrants or securities and (b) the closing price per share of Common Stock as of the date the Company agrees in writing to issue such shares, the number of shares of Common Stock issuable upon the exercise of each Warrant immediately after such date shall be determined by multiplying the number of shares of Common Stock issuable upon exercise of each Warrant immediately prior to such date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately preceding the date the Company agrees in writing to issue such shares or rights, options, warrants or securities plus the number of additional shares of Common Stock to be issued in such transaction or offered for subscription or purchase or into which such securities are convertible or exchangeable, and the denominator of which shall be the number of shares of Common Stock outstanding immediately preceding the date the Company agrees in writing to issue such shares or rights, options, warrants or securities plus the total number of shares of Common Stock which the aggregate consideration expected to be received by the Company upon the issuance of such shares or the exercise, conversion or exchange of such rights, options, warrants or securities (as determined in good faith by the Board of Directors, whose determination shall be evidenced by a board resolution filed with the Warrant Agent, a copy of which will be sent to Holders upon request) would purchase at the lesser of (a) the Current Market Value per share of Common Stock as of the date the Company agrees in writing to issue such shares or rights, options, warrants or securities and (b) the closing price per share of Common Stock as of the date the Company agrees in writing to issue such shares, and, subject to Section 4.08, in the event of any such adjustment, the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such date by the aforementioned fraction; provided, however, that no adjustment to the number of Warrant Shares issuable upon the exercise of the Warrants or to the Exercise Price shall be made as a result of
(i) the vesting or exercise of the Warrants, (ii) the exercise, conversion or exchange of any right, option, warrant or security, the issuance of which has previously required an adjustment to the number of Warrant Shares issuable upon the exercise of the Warrants or to the Exercise Price pursuant to this Section 4.03, (iii) the exercise, conversion or exchange of any right, option, warrant or security outstanding on the Issue Date (to the extent such exercise, conversion or exchange is made in accordance with the terms of such right, option, warrant or security as in effect on the Issue Date) or (iv) the issuance, exercise, conversion or exchange of options to acquire Common Stock by officers, directors or employees of the Company; provided, however, that the aggregate number of shares of Common Stock subject to this clause (iv) shall not exceed 4% of the number of shares of Common Stock outstanding on a fully diluted basis on the Issue Date. Any adjustment required by this Section 4.03 shall be made, and shall only become effective, whenever such shares or such rights, options, warrants or securities are issued. No adjustment shall be made pursuant to this Section 4.03 which shall have the effect of decreasing the number of shares of Common Stock issuable upon exercise of each Warrant or increasing the Exercise Price.

                  SECTION 4.04. Fundamental Transaction; Liquidation. (a) Except as provided in Section 4.04(b), in the event of a Fundamental Transaction, each Holder shall have the right to receive upon exercise of the Warrants the kind and amount of shares of Capital Stock or other securities or property which such Holder would have been entitled to receive upon completion of or as a result of such Fundamental Transaction had such Warrant been exercised immediately prior to such event or to the relevant record date for any such entitlement (regardless of whether the Warrants are then exercisable and without giving effect to the Cashless Exercise Option), assuming (to the extent applicable) that such Holder (i) was not a constituent Person or an affiliate to a constituent Person to such Fundamental Transaction, (ii) made no election with respect thereto, and (iii) was treated alike with the plurality of non-electing Holders. Unless paragraph (b) is applicable to a Fundamental Transaction, the Company shall provide that the surviving or acquiring Person (the "Successor Company") in such Fundamental Transaction will enter into an agreement (a "Supplemental Warrant Agreement") with the Warrant Agent confirming the Holders' rights pursuant to this Section 4.04(a) and providing for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article IV. Any such Supplemental Warrant Agreement shall further provide that such Successor Company will succeed to and be substituted for every right and obligation of the Company in respect of this Agreement and the Warrants. The provisions of this Section 4.04(a) shall similarly apply to successive Fundamental Transactions involving any Successor Company.

                  (b) In the event of (i) a Fundamental Transaction with another Person (other than a subsidiary of the Company) where consideration to the holders of Common Stock in exchange for their shares is payable solely in cash or (ii) the dissolution, liquidation or winding-up of the Company, the Holders of the Warrants shall be entitled to receive, upon surrender of their Warrant Certificates, such cash distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of the Warrants, as if the Warrants had been exercised immediately prior to such event, less the Exercise Price.

                  In the event of any Fundamental Transaction described in this
Section 4.04(b), the Successor Company and, in the event of any dissolution, liquidation or winding-up of the Company, the Company, shall deposit promptly with the Warrant Agent the funds, if any, necessary to pay the Holders of the Warrants the amounts to which they are entitled as described above. After such funds and the surrendered Warrant Certificates are received, the Warrant Agent shall make payment to the Holders by delivering a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such Person or Persons as it may be directed in writing by the Holders surrendering such Warrant Certificates.

                  SECTION 4.05. Other Events. If any event occurs as to which the foregoing provisions of this Article IV are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors, fairly and adequately protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of the Board of Directors, to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Exercise Price or decreasing the number of shares of Common Stock issuable upon exercise of the Warrants.

                  SECTION 4.06. Superseding Adjustment. Upon the expiration of any rights, options, warrants or conversion or exchange privileges which resulted in adjustments pursuant to this Article IV, if any thereof shall not have been exercised, the number of Warrant Shares issuable upon the exercise of each Warrant shall be readjusted pursuant to the applicable section of this
Article IV as if (i) the only shares of Common Stock issuable upon exercise of such rights, options, warrants, conversion or exchange privileges were the shares of Common Stock, if any, actually issued upon the exercise of such rights, options, warrants or conversion or exchange privileges and (ii) shares of Common Stock actually issued, if any, were issuable for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange privileges whether or not exercised and the Exercise Price shall be readjusted inversely; provided, however, that no such readjustment (except by reason of an intervening adjustment under Section 4.01) shall have the effect of decreasing the number of Warrant Shares issuable upon the exercise of each Warrant, or increasing the Exercise Price, by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion or exchange privileges.

                  SECTION 4.07. Minimum Adjustment. The adjustments required by the preceding sections of this Article IV shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Exercise Price or the number of shares of Common Stock issuable upon exercise of the Warrants that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases by at least 1% the Exercise Price or the number of shares of Common Stock issuable upon exercise of the Warrants immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this
Article IV and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence. In computing adjustments under this Article IV, fractional interests in Common Stock shall be taken into account to the nearest one-hundredth of a share.

                  SECTION 4.08. Notice of Adjustment. Whenever the Exercise Price or the number of shares of Common Stock and other property, if any, issuable upon exercise of the Warrants is adjusted, as herein provided, the Company shall deliver to the Warrant Agent an agreed upon procedures letter of a firm of independent accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which (i) the then fair value of any evidences of indebtedness, other securities or property or warrants, options or other subscription or purchase rights was determined and
(ii) the Current Market Value of the Common Stock was determined, if either of such determinations were required), and specifying the Exercise Price and the number of shares of Common Stock issuable upon exercise of the Warrants after giving effect to such adjustment. The Company shall promptly cause the Warrant Agent, at the Company's expense, to mail a copy of such certificate to each Holder in accordance with Section 9.03. The Warrant Agent shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time, to any Holder desiring an inspection thereof during reasonable business hours. Without limiting the foregoing, the Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Exercise Price or the number of shares of Common Stock or other stock or property issuable on exercise of the Warrants, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or value of any shares of Common Stock, evidences of indebtedness, warrants, options, or other securities or property.

                  SECTION 4.09. Notice of Certain Transactions. In the event that the Company shall propose to (a) pay any dividend payable in securities of any class to the holders of its Common Stock or to make any other non-cash dividend or distribu tion to the holders of its Common Stock, (b) offer the holders of its Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of stock of any class or any other securities, rights or options, (c) issue any (i) shares of Common Stock, (ii) rights, options or warrants entitling the holders thereof to subscribe for shares of Common Stock or (iii) securities convertible into or exchangeable or exercisable for Common Stock (in the case of (i), (ii) and (iii), if such event would result in an adjustment hereunder), (d) effect any capital reorganization, reclassification, consolidation or merger, (e) effect the voluntary or involuntary dissolution, liquidation or winding-up of the Company or (f) make a tender offer or exchange offer with respect to the Common Stock, the Company shall within five days after deciding to take any such action or make any such offer send to the Warrant Agent a notice and the Warrant Agent shall within five days after receipt thereof, at the expense of the Company, send the Holders a notice (in such form as shall be furnished to the Warrant Agent by the Company) of such proposed action or offer. Such notice shall be mailed by the Warrant Agent to the Holders at their addresses as they appear in the Certificate Register, which shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect, if any, of such action on the Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of shares of Common Stock and other property, if any, issuable upon exercise of each Warrant and the Exercise Price after giving effect to any adjustment pursuant to Article IV which will be required as a result of such action. Such notice shall be given as promptly as possible and (x) in the case of any action covered by clause (a) or (b) above, at least 10 days prior to the record date for determining holders of the Common Stock for purposes of such action or (y) in the case of any other such action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

                  SECTION 4.10. Adjustment to Warrant Certificate. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this Article IV, and Warrant Certificates issued after such adjustment may state the same Exercise Price and the same number of shares of Common Stock issuable upon exercise of the Warrants as are stated in the Warrant Certificates initially issued pursuant to this Agreement. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

                                    ARTICLE V

                Warrant Transfer Books; Restrictions On Transfer

                  SECTION 5.01. Transfer and Exchange. The Warrant Certificates shall be issued in registered form only. The Company shall cause to be kept at the office of the Warrant Agent a register (the "Warrant Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Warrant Certificates and transfers or exchanges of Warrant Certificates as herein provided. All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefit under this Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange.

                  A Holder may transfer its Warrants only by complying with the terms of this Agreement. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Warrant Agent in the Warrant Register. Prior to the registration of any transfer of Warrants by a Holder as provided herein, the Company, the Warrant Agent, any agent of the Company or the Warrant Agent may treat the Person in whose name the Warrants are registered as the owner thereof for all purposes and as the Person entitled to exercise the rights represented thereby, any notice to the contrary notwithstanding. Furthermore, any Holder of a Global Warrant, shall, by acceptance of such Global Warrant, agree that transfers of beneficial interests in such Global Warrant may be effected only through a book-entry system maintained by the Holder of such Global Warrant (or its agent), and that ownership of a beneficial interest in the Warrants represented thereby shall be required to be reflected in a book entry. When Warrants are presented to the Warrant Agent with a request to register the transfer or to exchange them for an equal amount of Warrants of other authorized denominations, the Warrant Agent shall register the transfer or make the exchange in accordance with the provisions hereof.

                  SECTION 5.02. Registration; Registration of Transfer and Exchange. When Certificated Warrants are presented to the Warrant Agent with a request from the Holder of such Warrants to register the transfer or to exchange them for an equal number of Warrants of other authorized denominations, the Warrant Agent shall register the transfer or make the exchange as requested; provided, however, that (i) every Warrant Certificate presented and surrendered for registration of transfer or exchange shall be duly endorsed and be accompanied by a written instrument of transfer in form satisfactory to the Company, duly executed by the Holder thereof or the Holder's attorneys duly authorized in writing and (ii) if being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause
(A), (B) or (C) below, shall be accompanied by the following additional information and documents, as applicable:

                           (A) if such Certificated Warrants are being delivered
                  to the Warrant Agent by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse of the Warrant); or

                           (B) if such Certificated Warrants are being
                  transferred to the Company, a certification to that effect (in the form set forth on the reverse of the Warrant); or

                           (C) if such Certificated Warrants are being
                  transferred (w) pursuant to an exemption from registration in accordance with Rule 144A under the Securities Act, if available; or (x) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act; or (y) in reliance on another exemption from the registration requirements of the Securities Act: (1) a certification to that effect (in the form set forth on the reverse of the Warrant) and (2) if the Company or Warrant Agent so requests, an opinion of counsel (with customary assumptions and exceptions) or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the legend set forth in Exhibit C, including without limitation in the case of a transfer pursuant to clause (y) in the case of a Transfer Restricted Security, a representation letter from the transferee in the form of Exhibit D hereto.

                  To permit registrations of transfers and exchanges, the Company shall make available to the Warrant Agent a sufficient number of executed Warrant Certificates to effect such registrations of transfers and exchanges. No service charge shall be made to the Holder for any registration of transfer or exchange of Warrants, but the Company may require from the transferring or exchanging Holder payment of a sum sufficient to cover any transfer tax or similar governmental charge payable upon exchanges pursuant to Section 2.04 and exchanges in respect of portions of Warrants not exercised and the Company may deduct such taxes from any payment of money to be made and such transfer or exchange shall not be consummated (if such taxes are not deducted in full) unless or until the Holder shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company and the Warrant Agent that such tax has been paid.

                  SECTION 5.03. Initial Certificated Warrants; Book-Entry Provisions for the Global Warrants. (a) Initially the Warrants shall be in the form of Certificated Warrants registered in the name of Lehman Brothers or an affiliate thereof and the Company shall deliver such Certificated Warrants to the Warrant Agent and direct the Warrant Agent to deposit them into the Escrow Account and to hold them in accordance with Section 3.07. To the extent the First Tranche Warrants are eligible for resale under Rule 144A, within ten Business Days after the date hereof, the Company will exchange such Certificated Warrants evidencing the First Tranche Warrants for the Global Warrants evidencing the First Tranche Warrants which initially shall (i) be registered in the name of DTC or the nominee of DTC, (ii) be delivered to the Warrant Agent, as custodian for DTC, for deposit into the Escrow Account, and (iii) bear legends as set forth in Section 2.02 hereof; provided, however, that prior to the time of such exchange any transfers of interests in such Certificated Warrants shall be made in accordance with Section 5.02. Members of, or participants in, DTC ("Agent Members") shall have no rights under this Agreement with respect to the Global Warrant held on their behalf by DTC or the Warrant Agent as its custodian, and DTC may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner of such Global Warrant for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Warrant Agent or any agent of the Company or the Warrant Agent from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Warrants. Within ten Business Days after the date on which the Second Tranche Exercise Price is determined, to the extent the Second Tranche Warrants are then eligible for resale under Rule 144A, the Company will exchange the Certificated Warrants evidencing the Second Tranche Warrants for Global Warrants evidencing the Second Tranche Warrants which initially shall (i) be registered in the name of DTC or the nominee of DTC, (ii) be delivered to the Warrant Agent, as custodian for DTC, for deposit into the Escrow Account, and (iii) bear legends as set forth in Section 2.02 hereof; provided, however, that prior to the time of such exchange any transfers of interests in such Certificated Warrants shall be made in accordance with Section 5.02.

                  (b) Transfers of the Global Warrant shall be limited to transfers of such Global Warrant in whole, but not in part, to DTC, its successors or their respective nominees. Interests of beneficial owners in the Global Warrant may be transferred in accordance with the rules and procedures of DTC. Certificated Warrants shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Warrant if (i) DTC notifies the Company that it is unwilling or unable to continue as depositary for the Global Warrant or (ii) DTC ceases to be a "Clearing Agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days.

                  (c) In connection with the transfer of the entire Global Warrant to beneficial owners pursuant to paragraph (b) of this Section 5.03, the Global Warrant shall be deemed to be surrendered to the Warrant Agent for cancellation, and the Company shall execute, and the Warrant Agent shall countersign and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in the Global Warrant, Certificated Warrants of authorized denominations representing, in the aggregate, the number of Warrants theretofore represented by the Global Warrant.

                  (d) Any Certificated Warrant delivered in exchange for an interest in a Global Warrant pursuant to paragraph (b) or (c) of this Section
5.03 shall bear applicable legends as set forth in Section 2.02 hereof.

                  (e) The registered holder of the Global Warrant may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Agreement or the Warrants.

                  (f) Beneficial owners of interests in the Global Warrant may receive Certificated Warrants (which shall bear the legend set forth in Exhibit C if required by Section 2.02) in accordance with the procedures of DTC. In connection with the execution, countersigning and delivery of such Certificated Warrants, the Warrant Agent shall reflect on its books and records a decrease in the number of Warrants represented by the Global Warrant equal to the number of Warrants represented by such Certificated Warrants and the Company shall execute and the Warrant Agent shall countersign and deliver one or more Certificated Warrants representing, in the aggregate, the number of Warrants theretofore represented by the Global Warrant.

                  SECTION 5.04. Surrender of Warrant Certificates. Any Warrant Certificate surrendered for registration of transfer, exchange or exercise of the Warrants represented thereby shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly canceled by the Warrant Agent and shall not be reissued by the Company and, except as provided in this Article V in case of an exchange or in Article III hereof in case of the exercise of less than all the Warrants represented thereby or in case of a mutilated Warrant Certificate, no Warrant Certificate shall be issued hereunder in lieu thereof. The Warrant Agent shall deliver to the Company from time to time or otherwise dispose of such canceled Warrant Certificates as the Company may direct in writing.

                                   ARTICLE VI

                      Registration Rights; Indemnification

                  SECTION 6.01. Effectiveness of Registration Statements. (a) Subject to Section 6.02, the Company shall cause to be filed pursuant to Rule 415 (or any successor provision) of the Securities Act (1) a shelf registration statement relating to the offer and sale of the Warrants by the Holders from time to time in accordance with the methods of distribution elected by such holders and set forth in such registration statement (the "Warrant Shelf Registration Statement"), and shall use its reasonable best efforts to cause the Warrant Shelf Registration Statement to be declared effective under the Securities Act on or before June 1, 2001, (2) to the extent available under then existing rules, regulations and interpretations of the Commission, a shelf registration statement covering the issuance of Warrant Shares upon the exercise of the Warrants that are not at such time Transfer Restricted Securities, (the "Warrant Share Shelf Registration Statement") and shall use its reasonable best efforts to cause the Warrant Share Shelf Registration Statement to be declared effective on or before June 1, 2001 and (3) a shelf registration statement covering the resale of Warrant Shares acquired upon exercise of a Warrant that is at the time of exercise a Transfer Restricted Security, or if the Warrant Share Shelf Registration Statement is not available under then existing rules, regulations and interpretations of the Commission, covering the resale of Warrant Shares acquired upon exercise of any Warrant by the Holder thereof (the "Resale Shelf Registration Statement"), and shall use its reasonable best efforts to cause the Resale Shelf Registration Statement to be effective on or before June 1, 2001. The Registration Statements may be filed with the Commission on a single registration statement, subject to the rules, regulations and interpretations of the Commission.

                  (b) Subject to Section 6.02, the Company shall use its reasonable best efforts to cause (x) the Warrant Shelf Registration Statement to remain effective until the earliest of (i) such time as all Warrants have been sold thereunder and (ii) until all Warrants can be sold without restriction under the Securities Act, (y) the Warrant Share Shelf Registration Statement to remain effective until the earliest of (i) such time as all Warrants have been exercised and

(ii) the Expiration Date of the Second Tranche Warrants and (z) the Resale Shelf Registration Statement to remain effective until the earliest of (i) such time as all Warrant Shares covered thereby have been sold thereunder and (ii) until all Warrant Shares covered thereby can be sold without restriction under the Securities Act.

                  (c) In connection with either the Warrant Shelf Registration Statement, the Warrant Share Shelf Registration Statement and the Resale Shelf Registration Statement,

                  (i) the Company shall furnish to the Warrant Agent, prior to the filing with the Commission, a copy of any registration statement, and each amendment thereof and each amendment or supplement, if any, to the prospectus included therein and shall use its reasonable best efforts to reflect in each such document, when filed with the Commission, such comments as the Warrant Agent may reasonably propose,

                  (ii) the Company shall furnish to each Holder and holders of Warrant Shares whose securities are covered by such registration statement, without charge, at least one copy of any registration statement and any post- effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those incorporated by reference),

                  (iii) the Company shall, for so long as any such registration statement is effective, deliver to each Holder and holders of Warrant Shares whose securities are covered by such registration statement, without charge, as many copies of the prospectus (including each preliminary prospectus) included in such registration statement and any amendment or supplement thereto as such Holder and holders of Warrant Shares whose securities are covered by such registration statement may reasonably request, and the Company consents to the proper use of the prospectus therein and any amendment or supplement thereto by each of the selling holders in connection with the offering and sale of the Warrants or the Warrant Shares, as the case may be, covered by such prospectus and any amendment or supplement thereto,

                  (iv) the Company shall use its commercially reasonable best efforts to avoid the issuance of or, if issued, obtain the withdrawal of any order enjoining or suspending the effectiveness of any registration statement or prospectus or the lifting of any suspension or qualification (or exemption from qualification) of any securities covered thereby,

                  (v) the Company may require each Holder of Warrants to be sold pursuant to the Warrant Shelf Registration Statement or Holder of Warrant Shares to be sold pursuant to the Resale Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Warrants or Warrant Shares as the Company may from time to time reasonably request for inclusion in such registration statement,

                  (vi) subject to Section 6.02, use its reasonable best efforts to keep such Registration Statements continuously effective for the periods specified in Section 6.01 and if reasonably requested by any selling holders of Warrants or Warrant Shares, promptly include in any Registration Statement or prospectus pursuant to a supplement or post-effective amendment, if necessary, such information concerning the selling holders as they may reasonably request, including, without limitation, information with respect to the plan of distribution,

                  (vii) the Company shall enter into such agreements (including underwriting agreements) as are appropriate, customary and reasonably necessary in connection with any such registration statement and provide a CUSIP number for such securities and

                  (viii) the Company shall (A) make available to the underwriters, if any, all material customary for reasonable due diligence examinations in connection with such registration statements,
         (B) make such representations and warranties to the Holders of Warrants, the holders of Warrant Shares and the underwriters, if any, as are customary and reasonable in connection with such registration statements, (C) obtain such opinions of counsel to the Company addressed to and reasonably satisfactory to the Holders and the holders of Warrant Shares as are customary and reasonable in connection with such registration statements and (D) obtain such "comfort" letters and updates thereof from the independent certified public accountants of the Company addressed to the Holders and the holders of Warrant Shares as are customary and reasonable in connection with such registration statements. The Company will furnish the Warrant Agent and the holders of the Warrant Shares with current prospectuses meeting the requirements of the Securities Act in sufficient quantity to permit the Warrant Agent to deliver, at the Company's expense, a prospectus to each holder of a Warrant upon the exercise thereof and to the holders of Warrant Shares for their resale needs. The Company shall promptly inform the Warrant Agent of any change in the status of the effectiveness or availability of any registration statement.

                  SECTION 6.02. Suspension. During any consecutive 365-day period, the Company shall be entitled to suspend the availability of each of the Warrant Shelf Registration Statement and the Warrant Share Shelf Registration Statement for up to three 30 consecutive-day periods (except for the 45 consecutive-day period immediately prior to the Expiration Date of the First Tranche Warrants or the Second Tranche Warrants) but for no more than an aggregate of 60 days during any 365-day period if the Company's Board of Directors determines in the exercise of its good faith judgment that it is necessary to amend such registration statement or amend or supplement any prospectus or prospectus supplement thereunder in order that each such document not include any untrue statement of fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

                  SECTION 6.03. Liquidated Damages. If (i) the Warrant Shelf Registration Statement has not been declared effective, (ii) the Warrant Share Shelf Registration Statement, if available under applicable rules, regulations and interpretations of the Commission, has not been declared effective or (iii) the Resale Shelf Registration Statement, if required, has not been declared effective, in each case before June 1, 2001 (each a "Registration Default"), then the Company will pay liquidated damages in cash to each Holder of Warrants in an amount equal to $0.0082 per week per Warrant (or Warrant Share, as the case may be) while such Registration Default continues for the first 90-day period immediately following such Registration Default; provided, however, that no Holder shall be entitled to liquidated damages in respect of any Warrant or Warrant Share that is not at such time a Transfer Restricted Security. The amount of liquidated damages payable in cash by the Company to each Holder of Warrants will increase by an amount equal to $0.0055 per week per Warrant (or Warrant Share, as the case may be) with respect to each subsequent 90-day period during which such Registration Default continues and until such Registration Default is cured, up to a maximum of $0.0192 per week per Warrant (or Warrant Share, as the case may be). All liquidated damages accrued, but not paid, on or prior to any June 1 or December 1, will be paid to Holders of Warrants (or Warrant Share, as the case may be) on such date at their registered addresses.

                  SECTION 6.04. Piggy-Back Registration Rights. (a) If after the first anniversary of the date hereof the Company proposes to sell Common Stock pursuant to an effective registration statement under the Securities Act (other than a registration statement on Form S-4 or S-8, a registration statement filed in connection with an offer of securities solely to existing security holders or a universal shelf registration statement on Form S-3) or the Company files a registration statement to cover the sale of Common Stock for the account of any of its security holders (other than Prime 66 Partners, L.P., Apollo Management, L.P., The Blackstone Group, L.P., or any successors thereto as holders of the

Company's securities) then the Company shall in each case give written notice, not later than the date of the initial filing of such registration statement related to such offering, of such proposed offering to the Holders of Warrants and Warrant Shares and such notice shall offer to such Holders the opportunity to include in such offering such number of Warrants as such Holders may request. From and after the Exercisability Date, Holders of Warrants may also request to include Warrant Shares in such offering. Within 20 days after receipt of such notice, the Holders of Warrants and Warrant Shares (the "Requesting Holders") shall, subject to the following sentence, have the right by notifying the Company in writing to require the Company to include in the registration statement relating to such offering such number of Warrants or Warrant Shares as such Holder may request. Notwithstanding the foregoing, if at any time the managing underwriter or underwriters of such offering (the "Managing Underwriter") shall advise the Company in writing (and shall deliver a copy thereof to the Warrant Agent) that, in its opinion, the total number or type of Warrants, Warrant Shares or other securities, as the case may be, proposed to be sold exceeds the maximum number or type of Warrants, Warrant Shares or other securities, as the case may be, which the Managing Underwriter believes may be sold without materially adversely affecting the price, timing or distribution of the offering, then the Company will be required to include, for each Requesting Holder, only that pro rata number (based on the number of Warrants or Warrant Shares requested to be included therein by all Requesting Holders) of Warrants or Warrant Shares which, together with any other shares of stock to be included in such registration statement, the Managing Underwriter believes may be sold without causing such adverse effect. The Company will have the right to postpone or withdraw any registration statement relating to any Offering described under this Section 6.04 prior to the effective date without obligation to any Requesting Holder.

                  (b) If the Company has complied with all the obligations under
Section 6.04(a), to the extent applicable, all Holders of Warrants and Warrant Shares upon request of the Managing Underwriter will be required not to sell or otherwise dispose of (except to the extent so included in the offering referred to in Section 6.04(a)) any Warrants or Warrant Shares owned by them for a period not to exceed 30 days prior to, or 90 days after, the consummation of any underwritten public offering.

                  (c) The provisions of Sections 6.01(b), 6.01(c) and 6.02 shall apply to any registration statement governed by Section 6.04(a).

                  SECTION 6.05. Blue Sky. The Company shall use its reasonable best efforts to register or qualify the Warrants and the Warrant Shares for issuance (if available under applicable interpretations of the Commission) and resale under all applicable securities laws, blue sky laws or similar laws of all jurisdictions in the United States in which any holder of Warrants may or may be deemed to purchase Warrants or Warrant Shares upon the exercise of Warrants and shall use its best efforts to maintain such registration or qualification for so long as it is required to cause the Warrant Shelf Registration Statement (in the case of the Warrants), the Warrant Share Shelf Registration Statement and the Resale Shelf Registration Statement (in the case of the Warrant Shares) and any registration statement governed by Section 6.04 to remain effective under the Securities Act pursuant to Section 6.01 or until the offering pursuant to
Section 6.04 is complete; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.05 or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

                  SECTION 6.06. Accuracy of Disclosure. The Company represents and warrants to each Holder and agrees for the benefit of each Holder that (i) each of the Registration Statements and any registration statement governed by
Section 6.04 and any amendment thereto will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading and (ii) each of the prospectus furnished to such Holder for delivery in connection with the sale of Warrants and the prospectus delivered to such Holder upon the exercise of Warrants or for the resale of the Warrants and the Warrant Shares and the documents incorporated by reference therein will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company shall have no liability under clauses (i) or (ii) of this Section 6.06 with respect to any such untrue statement or omission made in any registration statement or prospectus in reliance upon and in conformity with information furnished to the Company by or on behalf of the Holders and holders of Warrant Shares specifically for inclusion therein.

                  SECTION 6.07. Indemnification. (a) In connection with any registration statement governed by this Article VI, the Company agrees to indemnify and hold harmless each Holder of the Securities, and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act (each Holder and such controlling persons being referred to collectively as the "Indemnified Parties") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement governed by this Article VI or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a registration statement governed by this Article VI, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a registration statement governed by this Article VI or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a registration statement governed by this Article VI in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to a Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extent that a prospectus relating to such Securities was required to be delivered by such Holder under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the final prospectus (as amended or supplemented if the Company shall have furnished any such amendments or supplements to such Holder) if the Company had previously furnished copies thereof to such Holder in a timely manner; provided further, however, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Indemnified Party. The Company shall also indemnify underwriters, selling brokers, dealer-managers and similar securities industry professionals participating in the distribution (in each case as described in the registration statement governed by this Article VI), their officers and directors and each person who controls such persons within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Securities if requested by such Holders.

                  (b) In connection with any registration statement governed by this Article VI, each Holder of the Securities, severally and not jointly, will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (and the directors, officers, agents and employees of the Company and any such controlling person) from and against any losses, claims, damages or liabilities or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities) to which the Company or any such controlling person (or the directors, officers, agents and employees of the Company and any such controlling person) may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement governed by this Article VI or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a registration statement governed by this
Article VI, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any such controlling person (or the directors, officers, agents and employees of the Company and any such controlling person) in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company or any of its controlling persons.

                  (c) Promptly after receipt by an indemnified party under this
Section 6.07 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 6.07, notify the indemnifying party of the commencement thereof; but the failure to so notify the indemnifying party will not, in any event, relieve the indemnifying party from any obligations to any indemnified party (except to the extent that it is prejudiced or harmed in any material respect by failure to give such prompt notice). In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, act as both counsel to the indemnified and indemnifying parties in such action if, in the reasonable opinion of counsel to the indemnified party, a conflict exists which makes such joint representation not advisable), and after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 6.07 for any legal or other expenses (other than in the event the indemnified party retains its own counsel pursuant to the preceding parenthetical, in which case the indemnifying party shall be liable for the reasonable fees and expenses of one counsel), other than reasonable costs of investiga tion, subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the indemnified party, (which shall not be unreasonably withheld), effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action. No indemnifying party shall be liable for any amounts paid in settlement of any action or claim without its written consent, which consent shall not be unreasonably withheld.

                  (d) If the indemnification provided for in this Section 6.07 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the registration statement governed by this Article VI and the original financing relating thereto, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other indemnified person, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this Section 6.07(d), the Holders of the Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Warrants pursuant to the Warrant Shelf Registration Statement or the

Warrant Shares pursuant to the Warrant Share Shelf Registration Statement or Resale Shelf Registration Statement or the Warrants or Warrant Shares pursuant to any registration statement governed by Section 6.04 exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph
(d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

                  (e) The agreements contained in this Section 6.07 shall survive the sale of the Securities pursuant to the registration statements governed by this Article VI and shall remain in full force and effect, regardless of any termination or cancelation of this Agreement or any investigation made by or on behalf of any indemnified party.

                  SECTION 6.08. Additional Acts. If the sale of Warrants or the issuance or sale of any Common Stock or other securities issuable upon the exercise of the Warrants requires registration or approval of any governmental authority (other than the registration requirements under the Securities Act), or the taking of any other action under the laws of the United States or any political subdivision thereof before such securities may be validly offered or sold in compliance with such laws, then the Company covenants that it will, in good faith and as expeditiously as reasonably possible, use its reasonable best efforts to secure and maintain such registration or approval or to take such other action, as the case may be. The Company shall promptly notify the Warrant Agent in writing when (i) the Company has obtained all such governmental approvals and authorizations and (ii) such approvals and authorizations thereafter cease to be in effect.

                  SECTION 6.09. Expenses. All expenses incident to the Company's performance of or compliance with its obligations under this Article VI will be borne by the Company, including: (i) all Commission, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all reasonable fees and expenses incurred in connection with the compliance with state securities or blue sky laws, (iii) all expenses of any Persons incurred by or on behalf of the Company in preparing or assisting in preparing, printing and distributing the Registration Statements or any registration statement governed by Section 6.04, prospectus, any amendments or supplements thereto and other documents relating to the performance of and compliance with this Article VI,
(iv) the fees and disbursements of the Warrant Agent as agreed, (v) the fees and disbursements of counsel for the Company and the Warrant Agent as agreed and (vi) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits or comfort letters required by or incident to such performance and compliance.

                                   ARTICLE VII

                          The Warrant and Escrow Agent

                  SECTION 7.01. Duties and Liabilities. The Company hereby appoints the Warrant Agent to act as agent of the Company as set forth in this Agreement. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth, by all of which the Company and the Holders of Warrants, by their acceptance thereof, shall be bound. The Warrant Agent shall not have any obligation towards or relationship of agency or trust for the Holders. The Warrant Agent shall not, by countersigning Warrant Certificates or by any other act hereunder, be deemed to make any representations as to the validity or authorization of the Warrants or the Warrant Certificates (except as to its countersignature thereon) or of any securities or other property delivered upon exercise of any Warrant, or as to the accuracy of the calculation of the Exercise Price, or the number or kind or amount of Common Stock or other securities or other property deliverable upon exercise of any Warrant, or as to the correctness of the representations of the Company made in the certificates that the Warrant Agent receives or the validity, sufficiency or adequacy of any offering materials. The Warrant Agent shall not have any obligation to calculate or determine any adjustments with respect to either (i) the Exercise Price, or
(ii) the type or quantity of securities receivable by a Holder upon exercise or repurchase of such Holder's Warrants, nor shall the Warrant Agent have a duty to independently verify any such adjustments that may be supplied to it by the Company. The Warrant Agent shall not (a) be liable for any recital or statement of fact contained herein or in the Warrant Certificates or for any action taken, suffered or omitted by it in good faith in the belief that any Warrant Certificate or any other documents or any signatures are genuine or properly authorized, (b) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in the Warrant Certificates or (c) be liable for any act or omission in connection with this Agreement except for its own gross negligence or wilful misconduct. The Warrant Agent is hereby authorized to accept instructions with respect to the performance of its duties hereunder from the Chief Executive Officer, President, any Vice President or the Secretary or Treasurer of the Company and to apply to any such officer for instructions (which instructions will be promptly given in writing when requested) and the Warrant Agent shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with the instructions of any such officer; however, in its sole discretion, the Warrant Agent may in lieu thereof accept other evidence of such or may require such further or additional evidence as it may deem reasonable. The Warrant Agent shall not be liable for any action taken, or for any failure to take any action, with respect to any matter in the event it requests instructions from the Company as to that matter and does not receive such instructions within a reasonable period of time after the request therefor.

                  In the event of any disagreement resulting in adverse claims or demands being made in connection with the matters covered by this Agreement, or in the event that the Warrant Agent, in good faith, shall be in doubt as to what action it should take hereunder, the Warrant Agent may at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Warrant Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and the Warrant Agent shall be entitled to continue so to refrain from action until (i) the rights of all interested parties shall have been fully and finally adjudicated by a court of competent jurisdiction or (ii) all differences shall have been adjudged and all doubt resolved by agreement among all of the interested persons, and in each of the cases in clauses (i) and (ii) the Warrant Agent shall have been notified thereof in a writing signed by all such persons. Notwithstanding the preceding, the Warrant Agent may in its discretion obey the order, judgment, decree or levy of any court, whether with or without jurisdiction, or of any agency of the United States or any political subdivision thereof, or of any agency of the State of New York or of any political subdivision thereof, and the Warrant Agent is hereby authorized in its sole discretion, to comply with and obey (and shall have no liability to any person for so doing) any such orders, judgments, decrees or levies which the Warrant Agent is advised by legal counsel of its own choosing is binding upon it. The rights of the Warrant Agent under this paragraph are in addition to all other rights which it may have by law or otherwise.

                  The Warrant Agent may execute and exercise any of the rights and powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys, agents or employees; provided, however, reasonable care has been exercised in the selection and in the continued employment of any such attorney, agent or employee. The Warrant Agent shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect hereof, unless first indemnified to its satisfaction, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without such indemnity. The Warrant Agent shall promptly notify the Company in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with this Agreement.

                  The Warrant Agent may rely and shall be fully protected in acting or refraining from acting upon any certificate, notice, instruction, Warrant, document or other writing believed by it to be genuine and to have been signed or presented by the proper Person. The Warrant Agent need not investigate any fact or matter stated in any such certificate, notice, instruction, Warrant, document or other writing. The Warrant Agent shall not be liable for any action that it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

                  The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as are consistent with this Agreement and as may reasonably be required by the Warrant Agent in order to enable it to carry out or perform its duties under this Agreement.

                  The Warrant Agent shall act solely as agent of the Company hereunder. The Warrant Agent shall not be liable except for the failure to perform such duties as are specifically set forth herein, and no implied covenants or obligations shall be read into this Agreement against the Warrant Agent, whose duties and obligations shall be determined solely by the express provisions hereof.

                  With respect to the identity of beneficial owners of interests in the Global Warrant and the number of Warrants beneficially owned by any beneficial owner, the Warrant Agent shall be entitled to rely conclusively on the records of DTC and shall be fully protected in so relying.

                  SECTION 7.02. Right To Consult Counsel. The Warrant Agent may at any time consult with legal counsel acceptable to it (who may be legal counsel for the Company), and the opinion or advice of such counsel shall be full and complete authorization and protection to the Warrant Agent and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

                  SECTION 7.03. Compensation; Indemnification. The Company agrees to pay to the Warrant Agent from time to time compensation for all services rendered by it hereunder as the Company and the Warrant Agent may agree in writing from time to time, and to reimburse the Warrant Agent for reasonable expenses and disbursements incurred in connection with the execution and administration of this Agreement (including the reasonable fees and the expenses of its counsel), and further agrees to indemnify the Warrant Agent for, and to hold it harmless against, any claim, loss, liability or expense arising out of or in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending itself against any such claim or liability, except that the Company shall have no liability hereunder to the extent that any such loss, liability or expense results from the Warrant Agent's own gross negligence or wilful misconduct. The obligations of the Company under this
Section 7.03 shall survive the exercise and the expiration of the Warrants and the resignation or removal of the Warrant Agent. No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  SECTION 7.04. No Restrictions on Actions. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in transactions in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

                  SECTION 7.05. Discharge or Removal; Replacement Warrant Agent. Except as otherwise provided in this Section 7.05, and except after the exercise of all of the outstanding Warrants and the delivery of Warrant Shares with respect thereto, no resignation or removal of the Warrant Agent and no appointment of a successor warrant agent shall become effective until the acceptance of appointment by the successor warrant agent provided herein. The Warrant Agent may resign from its position as such and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own gross negligence or wilful misconduct), after giving one month's prior written notice to the Company. The Company may remove the Warrant Agent upon one month's prior written notice specifying the date when such discharge shall take effect, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder, except as aforesaid. The Warrant Agent or the Company shall cause to be mailed (by first-class mail, postage prepaid) to each Holder of a Warrant a copy of said notice of resignation or notice of removal, as the case may be. Upon such resignation or removal the Company shall appoint in writing a new warrant agent. If the Company shall fail to make such appointment within a period of 30 calendar days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the resigning Warrant Agent or the Holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company doing business under the laws of the United States or any state thereof, in good standing and having a combined capital and surplus of not less than $50,000,000. The combined capital and surplus of any such new warrant agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such warrant agent prior to its appointment; provided, however, that such reports are published at least annually pursuant to law or to the requirements of a federal or state supervising or examining authority. After acceptance in writing of such appointment by the new warrant agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; however, the original Warrant Agent, upon payment of its fees and expenses, shall in all events deliver and transfer to the successor Warrant Agent all property, if any, at the time held hereunder by the original Warrant Agent and if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. Not later than the effective date of any such appointment, the Company shall file a notice thereof with the resigning or removed Warrant Agent and shall forthwith cause a copy of such notice to be mailed to each Holder of a Warrant. Failure to give any notice provided for in this Section 7.05, however, or any defect therein, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new warrant agent, as the case may be.

                  SECTION 7.06. Successor Warrant Agent. Any corporation into which the Warrant Agent or any successor warrant agent may be merged or converted, or any corporation resulting from any consolidation to which the Warrant Agent or any successor warrant agent shall be a party, and any corporation that acquires substantially all of the corporate trust business of the Warrant Agent, shall be a successor Warrant Agent under this Agreement without any further act; provided, however, that such corporation would be eligible for appointment as successor to the Warrant Agent under the provisions of Section 7.05 hereof. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed (by first-class mail, postage prepaid) to each Holder of a Warrant.

                                  ARTICLE VIII

                                 Warrant Holders

         SECTION 8.01. Warrant Holder Not Deemed a Holder of Common Stock. Prior to the exercise of the Warrants, no Holder of a Warrant Certificate, as such, shall be entitled to any rights of a holder of Common Stock.

         SECTION 8.02. Right of Action. All rights of action with respect to this Agreement are vested in the Holders of the Warrants, and any Holder of any Warrant, without the consent of the Warrant Agent or the Holder of any other Warrant, may, on such Holder's own behalf and for such Holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder's right to exercise, exchange or tender for purchase such Holder's Warrants in the manner provided in the Warrant Certificate representing his Warrants and in this Agreement.

                                   ARTICLE IX

                                  Miscellaneous

         SECTION 9.01. Payment of Taxes. The Company shall pay any stamp, registration, and other similar taxes and other governmental charges that may be imposed under the laws of the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery thereof or of other securities deliverable upon exercise of Warrants (other than income taxes imposed on the Holders). The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any Warrant Shares to any Person other than the Holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and in case of such transfer or payment, the Warrant Agent and the Company shall not be required to issue any Warrant Shares or pay any cash until such tax or charge has been paid or it has been established to the Warrant Agent's and the Company's satisfaction that no such tax or other charge is due.

         SECTION 9.02. Reports to Holders. The Company shall:

         (a) file the reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) required to be filed by it under the Securities Act and the Exchange Act, and the rules, regulations and policies adopted by the Commission thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then the Company shall, upon the request of any Holder or beneficial owner of Warrants, make available such information as necessary to permit sales pursuant to Rule 144 or Rule 144A under the Securities Act; and

         (b) file with the Warrant Agent and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Agreement as may be required from time to time by such rules and regulations.

         SECTION 9.03. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any air courier (a) if to a Holder of the Warrants, at the address of such Holder maintained by the Warrant Agent, (b) if to the Company, to Sirius Satellite Radio Inc., 1221 Avenue of the Americas, New York, New York 10020, Attention: Patrick L. Donnelly and (c) if to the Warrant Agent, to United States Trust Company of New York, 114 West 47th Street, New York, NY 10036, Attention: Corporate Trust Administration.

         All such notices and communications shall be deemed to have been duly given; at the time delivered by hand, if personally delivered; at the time received, if mailed or sent by air courier; when answered back, if telexed; and when receipt is acknowledged, by recipient's telecopy operator, if telecopied.

         SECTION 9.04. Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         SECTION 9.05. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Warrant Agent and their respective successors and assigns, and the Holders from time to time of the Warrants. Nothing in this Agreement is intended or shall be construed to confer upon any Person, other than the Company, the Warrant Agent and the Holders of the Warrants (as well as the persons entitled to the benefits of indemnification under Section 6.07), any right, remedy or claim under or by reason of this Agreement or any part hereof.

         SECTION 9.06. Third-Party Beneficiaries. The Holders and holders of Warrant Shares shall be third-party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Warrant Agent, on the other hand, and each Holder and holder of Warrant Shares shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders or holders of Warrant Shares hereunder.

         SECTION 9.07. Amendments. The Company may, without the consent of the Holders of the Warrants, by supplemental agreement or otherwise, make any changes or corrections in this Agreement that it shall have been advised by counsel (a) are required to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or (b) add to the covenants and agreements of the Company for the benefit of the Holders, or surrender any rights or power reserved to or conferred upon the Company in this Agreement; provided, however, that, in each case, such changes or corrections shall not adversely affect the interests of the Holders or holders of Warrant Shares in any material respect. Amendments or supplements which do not meet the requirements of the preceding sentence shall require the written consent of the Holders of a majority of the then outstanding Warrants and, to the extent such amendment or supplement affects the rights of holders of Warrant Shares under Article VI hereof, the written consent of the holders of a majority of the then outstanding Warrant Shares; provided, however, that the consent of each Holder is required for any amendment or supplement pursuant to which the Exercise Price would be increased (other than pursuant to adjustments as provided in Article IV of this Agreement). The Warrant Agent shall join with the Company in the execution and delivery of any such supplemental agreements unless it affects the Warrant Agent's own rights, duties of immunities hereunder, in which case the Warrant Agent may, but shall not be required to, join in such execution and delivery.

         SECTION 9.08. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of any provision hereof.

         SECTION 9.09. GOVERNING LAW. THIS AGREEMENT AND THE WARRANTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         SECTION 9.10. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                            [Signature page follows.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.


                                   SIRIUS SATELLITE RADIO INC.

                                   By: /s/ Patrick L. Donnelly
                                       ------------------------------------
                                       Name: Patrick L. Donnelly
                                       Title: Senior Vice President


                                   UNITED STATES TRUST COMPANY OF
                                   NEW YORK, Warrant Agent and Escrow Agent


                                   By: /s/ Patricia Gallagher
                                       -------------------------------------
                                       Name: Patricia Gallagher
                                       Title: Assistant Vice President

                                                                   EXHIBIT A TO
                                                              WARRANT AGREEMENT



CUSIP No. [      ](1)
No. [     ]               Certificate for [ ] [First/Second](1) Tranche Warrants



                      WARRANTS TO PURCHASE COMMON STOCK OF
                           SIRIUS SATELLITE RADIO INC.

         THIS CERTIFIES THAT [         ], or its registered assigns, is the
registered holder of the number of Warrants set forth above (the "Warrants"). Each Warrant entitles the holder thereof (the "Holder"), at its option and subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from SIRIUS SATELLITE RADIO INC., a Delaware corporation (the "Company"), one (1) share of Common Stock, par value of $0.001 per share, of the Company (the "Common Stock") at the per share exercise price of [$44.46/the Second Tranche Exercise Price (as defined in the Warrant Agreement)]1/ (the "Exercise Price"), or by Cashless Exercise referred to below. Each Warrant shall terminate and become void as of 5:00 p.m., New York City time, on the tenth anniversary of the Vesting Date of the Warrant (as defined in the Warrant Agreement) (the "Expiration Date") if not previously exercised. The number of shares issuable upon exercise of the Warrants and the Exercise Price per share shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

         This Warrant Certificate is issued under and in accordance with a Warrant Agreement, dated as of June 1, 2000 (the "Warrant Agreement"), between the Company and United States Trust Company of New York, as Warrant Agent and Escrow Agent (the "Warrant Agent", which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of the Warrants evidenced by this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the

-------------------
(1) To be filled in as applicable to First Tranche Warrants and Second Tranche Warrants.

Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Holders of the Warrants. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement.

         The Warrants will initially be delivered by the Company to the Warrant Agent which will hold the Warrants in escrow pursuant to the Warrant Agreement. The Warrants may be released from such escrow on or after their Vesting Dates.

         Subject to the terms of the Warrant Agreement, the Warrants may be exercised in whole (i) by presentation of this Warrant Certificate with the Election to Purchase attached hereto duly executed and with the simultaneous payment of the Exercise Price in cash (subject to adjustment) to the Warrant Agent for the account of the Company at the office of the Warrant Agent or (ii) by Cashless Exercise. Payment of the Exercise Price in cash shall be made by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose. Payment by Cashless Exercise shall be made without the payment of cash by reducing the amount of Common Stock that would be obtainable upon the exercise of a Warrant and payment of the Exercise Price in cash so as to yield a number of shares of Common Stock upon the exercise of such Warrant equal to the product of (1) the number of shares of Common Stock for which such Warrant is exercisable as of the Exercise Date (if the Exercise Price were being paid in cash) and (2) a fraction, the numerator of which is the excess of the Current Market Value per share of Common Stock on the Exercise Date over the Exercise Price per share as of the Exercise Date and the denominator of which is the Current Market Value per share of the Common Stock on the Exercise Date.

         As provided in the Warrant Agreement and subject to the terms and conditions therein set forth, including the provisions regarding Vesting Dates, the Warrants shall be exercisable at any time and from time to time on any Business Day on or after the Exercisability Date; provided, however, that Holders of Warrants will be able to exercise their Warrants only if the Registration Statement relating to the Common Stock underlying the Warrants is effective or the exercise of such Warrants is exempt from the registration requirements of the Securities Act of 1933 and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states or other jurisdictions in which such Holders reside; provided further, however, that no Warrant shall be exercisable after the tenth anniversary of its Vesting Date.

         In the event of a Fundamental Transaction, the Holder hereof will be entitled to receive upon exercise of the Warrants the kind and amount of shares of capital stock or other securities or other property as the Holder would have received had the Holder exercised its Warrants immediately prior to such

Fundamental Transaction; provided, however, that in the event that, in connection with such Fundamental Transaction (other than with a wholly-owned subsidiary of the Company that does not result in a reduction in consolidated net worth), consideration to holders of Common Stock in exchange for their shares is payable solely in cash or in the event of the dissolution, liquidation or winding-up of the Company, the Holder hereof will be entitled to receive such cash distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of the Warrants, as if the Warrants had been exercised immediately prior to such Fundamental Transaction, less the Exercise Price.

         As provided in the Warrant Agreement, the number of shares of Common Stock issuable upon the exercise of the Warrants and the Exercise Price are subject to adjustment upon the happening of certain events.

         The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with the transfer or exchange of the Warrant Certificates pursuant to Section 5.02 of the Warrant Agree ment, but not for any exchange or original issuance (not involving a transfer) with respect to temporary Warrant Certificates, the exercise of the Warrants or the Warrant Shares.

         Upon any exercise of the Warrants for less than all of the Warrants represented by this Warrant Certificate, there shall be countersigned and issued to the Holder hereof a new Warrant Certificate representing those Warrants which were not exercised. This Warrant Certificate may be exchanged at the office of the Warrant Agent by presenting this Warrant Certificate properly endorsed with a request to exchange this Warrant Certificate for other Warrant Certificates evidencing an equal number of Warrants. No fractional Warrant Shares will be issued upon the exercise of the Warrants, but the Company shall pay an amount in cash equal to the Current Market Value per Warrant Share on the day immediately preceding the date the Warrant is exercised, multiplied by the fraction of a Warrant Share that would be issuable on the exercise of any Warrant.

         All shares of Common Stock issuable by the Company upon the exercise of the Warrants shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

         The holder in whose name this Warrant Certificate is registered may be deemed and treated by the Company and the Warrant Agent as the absolute owner of the Warrants evidenced by this Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

         The Warrants do not entitle any Holder hereof to any of the rights of a stockholder of the Company.

         This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.




                                   SIRIUS SATELLITE RADIO INC.




                                   By:
                                      -------------------------------------
                                      Name:
                                      Title:

Countersigned:

UNITED STATES TRUST COMPANY OF NEW YORK, as Warrant Agent and Escrow Agent,

By:
   -----------------------------------
          Authorized Signatory

                 FORM OF ELECTION TO PURCHASE WARRANT SHARES (to
                   be executed only upon exercise of Warrants)

                           SIRIUS SATELLITE RADIO INC.


                  The undersigned hereby irrevocably elects to exercise ______________ [First/Second] Tranche Warrants to acquire shares of Common Stock, par value $.001 per share, of Sirius Satellite Radio Inc., at an exercise price per share of Common Stock of [$44.46/the Second Tranche Exercise Price] and otherwise on the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to Sirius Satellite Radio Inc. and directs that the shares of Common Stock deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.

Date:



                                                                             (1)
                            ------------------------------------------------- -
                            (Signature of Owner)


                            ---------------------------------------------------
                            (Street Address)


                            ---------------------------------------------------
                            (City)    (State)   (Zip Code)


                            Signature Guaranteed by:


                            ---------------------------------------------------

Securities and/or check to be issued to:

Please insert social security or identifying number:


----------------
(1) The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a national bank or trust company or by a member firm of any national securities exchange.

         Name:

         Street Address:

         City, State and Zip Code:

A new Warrant Certificate evidencing any unexercised Warrants evidenced by the within Warrant Certificate is to be issued to:

         Please insert social security or identifying number:

         Name:

         Street Address:

         City, State and Zip Code:

                  In connection with any transfer of any of the Warrants evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the Vesting Date of such Warrants and the last date, if any, on which such Warrants were owned by the Company or any Affiliate of the Company, the undersigned certifies that such Warrants are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

    (1)      [ ]    to the Company; or

    (2)      [ ]    pursuant to an effective registration statement under the
                    Securities Act of 1933; or

    (3)      [ ]    pursuant to Rule 144A under the Securities Act of 1933; or

    (4)      [ ]    outside the United States in accordance with Rule 904 of
                    Regulation S under the Securities Act of 1933; or

    (5)      [ ]    pursuant to another available exemption from registration
                    provided under the Securities Act of 1933.

                  Unless one of the boxes is checked, the Warrant Agent will refuse to register any of the Warrants evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) is checked, the Warrant Agent may require, prior to registering any such transfer of the Warrants, such legal opinions, additional certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.




                                       ----------------------------
                                       Signature



Signature Guarantee:



----------------------------           ----------------------------
Signature must be guaranteed           Signature




--------------------------------------------------------------------------------

                SCHEDULE OF EXCHANGES OF CERTIFICATED WARRANTS(1)


The following exchanges of a part of this Global Warrant Certificate for definitive Warrants have been made:


                                                      Number of
                                                      Warrants in this
                        Amount of change in           Global Warrant
                        Number of Warrants            Certificate                Signature of
Date of                 in this Global                following                  authorized officer
Exchange                Warrant Certificate           such change                of Warrant Agent
--------                ---------------------         -----------                ----------------















----------------
(3)       To be included only if the Warrant is in global form.

                                                                    EXHIBIT B TO
                                                               WARRANT AGREEMENT



                       FORM OF LEGEND FOR GLOBAL WARRANTS


Any Global Warrant authenticated and delivered hereunder shall bear a legend in substantially the following form:

THIS WARRANT IS A GLOBAL WARRANT WITHIN THE MEANING OF THE WARRANT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS WARRANT IS NOT EXCHANGEABLE FOR WARRANTS REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT AGREEMENT, AND NO TRANSFER OF THIS WARRANT (OTHER THAN A TRANSFER OF THIS WARRANT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE WARRANT AGREEMENT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT C
                                                        TO THE WARRANT AGREEMENT




                       FORM OF TRANSFER RESTRICTION LEGEND

THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AS SET FORTH BELOW. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER ("RULE 144A"). BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A), AN INSTITUTIONAL "ACCREDITED INVESTOR" OR NOT A "U.S. PERSON" (AS DEFINED IN RULE 902 OF THE SECURITIES ACT) AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A INSIDE THE UNITED STATES, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                                                                    EXHIBIT D TO
                                                               WARRANT AGREEMENT


                     FORM OF ACCREDITED INVESTOR CERTIFICATE
                       TRANSFEREE LETTER OF REPRESENTATION


United States Trust Company of New York
114 West 47th Street
New York, New York 10036
Attention: Corporate Trust Administration

Ladies and Gentlemen:

                  In connection with our proposed purchase of [ ] Warrants (the "Warrants") entitling the holders thereof to purchase shares of common stock, par value $.001 per share, of Sirius Satellite Radio Inc. (the "Issuer"), we confirm that:

                  1. We are (a) an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act")), purchasing for our own account or for the account of such an institutional "accredited investor" as to which we exercise sole investment discretion, and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Warrants, and we and any account for which we are acting are each able to bear the economic risk of our or its investment, (b) a"qualified institutional buyer" (as defined in Rule 144A under the Securities
Act) or (c) a non "U.S. person" (as defined in Rule 902 of the Securities Act).

                  2. We understand and acknowledge that the Warrants have not been registered under the Securities Act or any other applicable securities law, and that the Warrants may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any account for which we are acting, that if we should sell any Warrants within the time period referred to in Rule 144(k) of the Securities Act, we will do so only (A) to the Issuer or any subsidiary thereof, (B) to a "qualified institutional buyer" (as defined in Rule 144A of the Securities Act), or to an institutional "accredited investor" (as defined above) in either case that, prior to such transfer, furnishes to the Warrant Agent under the Warrant Agreement, dated as of June 1, 2000, governing the Warrants a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Warrants (the form of which letter can be obtained from the Warrant Agent) and an opinion of counsel acceptable to the Issuer that such transfer is in compliance with the Securities Act, (C) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (D) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (E) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Warrants from us a notice advising such purchaser that resales of the Warrants are restricted as stated herein.

                  3. We understand that, on any proposed resale of any Warrants, we will be required to furnish to the Issuer and the Warrant Agent such certifications, legal opinions and other information as the Issuers and the Warrant Agent may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Warrants purchased by us will bear a legend to the foregoing effect.

                  4. We are acquiring the Warrants for investment purposes and not with a view to distribution thereof or with any present intention of offering or selling any Warrants, except as permitted above; provided that the disposition of our property and property of any accounts for which we are acting as fiduciary will remain at all times within our control.

                  You and the Issuer are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                  THIS LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, OTHER THAN ANY MANDATING THE APPLICATION OF SUCH LAWS).

                                            Very truly yours,

                                            (Name of Purchaser)

                                            By: ____________________________
                                                Name:
                                                Title:

                                            Date: ___________________________

                  Upon transfer, the Warrants would be registered in the name of the new beneficial owner as follows:

By: _______________________________


Date: _____________________________
Taxpayer ID number: _______________